DEAN HELLER

Secretary of State                                                                                                        Entity #

264 North Carlson Street, Suite 1                                                                                C27179-2002

Carson City, Nevada 89701-4298                                                                               Document Number

(775) 684-5705                                                                                                           20060671885-43

Website:  secretaryofstate.biz

                                                                                                                                    Date Filed:

                                                                                                                                    10/19/2006 12:30:24 PM

CERTIFICATE OF AMENDMENT                                                                            In the office of

(PURSUANT TO NRS 78.485 THRU 76.380)                                                                    /s/ Dean Heller

                                                                                                                                     Dean Heller

                                                                                                                                      Secretary of State

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

LFG International, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

1.  Name of Corporation:  NANO-JET CORP.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as ay be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

24,850,000 (60%)

4.  Effective date of filing (optional):

5.  Officer Signature (required):  /s/ Ken Martin

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.